ARTICLES OF INCORPORATION

                                OF

                      UTOPIA MARKETING, INC.


     The undersigned, acting as incorporator of UTOPIA MARKETING, INC. under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

                            ARTICLE I.

     The name and street address of this corporation are UTOPIA
MARKETING, INC., 301 Climatis, Suite 205, West Palm Beach, Florida
33401.

                           ARTICLE II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the United States and Florida other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the State of Florida.

                           ARTICLE III.

     This corporation is authorized to issue two classes of shares to be designated respectively common Stock, par value $0.001 per share, and Preferred Stock, par value $0.001 per share. The total number of shares of Common Stock which this corporation shall have authority to issue shall be 45,000,000 and the total number of shares of Preferred Stock which this corporation shall have the authority to issue shall be 5,000,000.

     The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.


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                           ARTICLE IV.

      1.Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Florida law.

      2.Indemnification of Corporate Agents. The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under Florida law.

      3.Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                            ARTICLE V.

     The name and street address of the incorporator are Samuel L. Edelman, 301 Climatis, Suite 205, West Palm Beach, Florida 33401.

     The undersigned incorporator for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 15th day of June, 1998.




                                      Samuel L. Edelman, Sole
                                      Incorporator


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     CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE
      FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING
            AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That UTOPIA MARKETING, INC. desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 701 Brickell Ave., Suite 3000, Miami, Florida 33131 has named Intrastate Registered Agent Corporation as its agent to accept service of process within this state.
ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, the undersigned agrees to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and is familiar with, and accepts, the obligations of that position.

     Dated this 15th day of June, 1998.


                                      INTRASTATE REGISTERED AGENT
                                      CORPORATION



                                      By:
                                         Steven H. Hagen, Vice President